Exhibit 99.2

                                                Filed pursuant to Rule 424(b)(2)
                                                            File No. ___________

Pricing Supplement No. ___ dated_____.
(To Prospectus dated ________________ and Prospectus
Supplement dated __________________)
This Pricing Supplement consists of 4 pages.

                         Hartford Life Insurance Company
                                    Depositor

                          Floating Rate IncomeNotes(sm)
                                 Issued through

                  Hartford Life Global Funding Trust ______-___

                        Floating Rate Notes due ___, 20__

The description in this pricing supplement of the particular terms of the Floating Rate IncomeNotes(sm) offered hereby and the Funding Agreement sold by Hartford Life Insurance Company to the Trust specified herein supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.

                        PROVISIONS RELATING TO THE NOTES

Principal Amount:      $._____                       Initial Interest Rate:          _____%

Price to Public:       ___%                          Issuance Date:                  ____, 20__

Net Proceeds to Trust: $.____                        Stated Maturity Date:           _____, 20__

Agent's Discount:      .__%                          Initial Interest Payment Date:  ______, 20__

CUSIP Number:          ____                          Interest Payment Frequency:     _____

Day Count Convention:  ______                        Regular Record Dates:


Base Rate:                                           If LIBOR:    [ ] LIBOR Reuters Page
[ ] CD Rate                [ ] LIBOR                              [ ] LIBOR Telerate Page
[ ] CMT Rate               [ ] Prime Rate                         Designated LIBOR Currency
[ ] Commercial Paper Rate  [ ] Treasury Rate         If CMT Telerate Page:    [ ] 7051   [ ] 7052
[ ] Federal Funds Rate                                  If 7052:   [ ] Weekly Average  [ ] Monthly
                                                     Average
                                                        Designated CMT Maturity Index:






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

Interest Reset Dates:                                    Index Maturity:

Initial Interest Reset Date:  ____, 20__                 Spread: +___%  Spread Multiplier: ____%
Maximum Interest Rate:                                   Minimum Interest Rate:  __%

Interest Rate Determination Date:  The fifth
Business Day prior to each Interest Reset Date.

Floating Rate/Fixed Rate Note:  [ ] Yes  [ ] No          Computation of Interest:

     If yes:  Fixed Rate:                                Sinking Fund:  None.
              Fixed Rate Commencement Date

Optional Redemption:   [ ] Yes   [ ]  No                 The Survivor's Option [ ] is [ ] is not available
     Optional Redemption Date:                              Annual Put Limitations:
     Initial Redemption Percentage:                         Individual Put Limitation:
     Annual Percentage Reduction:                           Trust Put Limitation:
     Redemption may be:   [ ] In whole only.
                          [ ] In whole or in part.       Authorized Denominations: $1,000 integral
                                                         amounts.

Discount Note:   [ ] Yes [ ] No   If Yes:                Calculation Agent:
   Total Amount of Discount:                             Securities Exchange Listing:
   Yield to Maturity:

Special Tax Considerations:

Other Provisions Relating to the Notes:

Agents:









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



                    INFORMATION RELATING TO THE FUNDING AGREEMENT

Funding Agreement Provider: Hartford                    Effective Date:  ____, 20__
Life Insurance Company

Funding Agreement:                                      Stated Maturity Date:  ____, 20__

Contract Payment:     $___.__                           Initial Interest Payment Date:  ______, 20__

Deposit Amount :      $___.__                           Day Count Convention:
(if different from Contract Payment)

Initial Interest Rate:                                  Interest Payment Frequency: ____________
x.xx%

Base Rate:
[ ] CD Rate                [ ] LIBOR                    If LIBOR:  [ ] LIBOR Reuters Page
[ ] CMT Rate               [ ] Prime Rate                          [ ] LIBOR Telerate Page
[ ] Commercial Paper Rate  [ ] Treasury Rate                       Designated LIBOR Currency:
[ ] Federal Funds Rate

Interest Reset Frequency:                               If CMT Rate, Telerate Page: [ ] 7051 [ ] 7052
                                                        If 7052:   [ ] Weekly Average     [ ] Monthly
                                                        Average
Initial Interest Reset Date:  ____, 20__                  Designated CMT Maturity Index:

                                                        Index Maturity:

Interest Rate Determination Date:                       Spread: +______%  Spread Multiplier: ____%


Maximum Interest Rate:                                  Floating/Fixed Rate Funding Agreement:
                                                        [ ] Yes   [ ] No
                                                        If yes:  Fixed Rate:
Minimum Interest Rate: ___%                                      Fixed Rate Commencement Date:

Optional Redemption:  Yes [ ]  No [ ]                   Survivor Option:  Under the Funding Agreement,
Optional Redemption Date:                               Hartford Life Insurance Company [ ] is [ ] is not
    Initial Redemption Percentage:                      required to provide the Trust with amounts it
    Annual Redemption Reduction:                        needs to honor valid exercises of the Survivor's
                                                        Option.
Redemption may be: [ ] In whole only.
                   [ ] In whole or in part.             Other Provisions Relating to the Funding
                                                        Agreement:
Computation of Interest:  See Attached.                 Amortizing Funding Agreement: [ ] Yes (See
                                                        attached)  [ ] No

Discount Funding Agreement: [ ] Yes  [ ] No  If yes:    Special Tax Considerations:
               Total Amount of Discount:
               Yield to Maturity:




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





  INFORMATION PERTAINING TO THE RATINGS OF THE NOTES AND THE FUNDING AGREEMENT

It is anticipated that, as of ____, 20__, the Notes will be rated by the indicated rating agencies as follows:

                  Standard & Poor's:                 Moody's:
                  A.M. Best:                         Fitch:

The Moody's rating also extends to the Program under which the Notes are issued.

It is anticipated that, as of ____, 20__, the Notes will be rated by the indicated rating agencies as follows:


                  Standard & Poor's:                 Moody's:
                  A.M. Best:                         Fitch:












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